Exhibit 10.19

DATED                                                   2021

(1)          IMMUNOCORE LIMITED

(2)          BILL & MELINDA GATES FOUNDATION

DEED OF TERMINATION

K&L Gates LLP
One New Change London EC4M 9AF
Tel: +44 (0)20 7648 9000
Fax: +44 (0)20 7648 9001
Ref: JE/2033909.40034

THIS DEED is made on                          2021

BETWEEN:

(1)	IMMUNOCORE LIMITED, a company incorporated in England and Wales under number 06456207 whose registered office is at 92 Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY (the "Company"); and

(2)	BILL & MELINDA GATES FOUNDATION of PO Box 23350, Seattle, WA, United States of America (the "Foundation").

WHEREAS:

(A)
The Company and the Foundation are parties to a note purchase agreement dated 13 September 2017 (as amended by a deed of variation dated 2 March 2020) pursuant to which the Foundation agreed to advance certain loans to the Company on the terms set out therein to be evidenced by subordinated convertible loan notes (the "Note Purchase Agreement").

(B)
Pursuant to the terms of the Note Purchase Agreement, the Foundation agreed to loan the Company US$15,000,000 (“Tranche 2”) upon completion of the Safety Milestone (as defined in the Note Purchase Agreement), which loan would be converted into equity in the Company immediately after issuance.

(C)
Since the time the Note Purchase Agreement was executed, the Company has completed a reorganization as a result of which the Company has become a wholly-owned subsidiary of Immunocore Holdings Limited (ʺParentʺ).

(E)
In order to further the Foundation’s charitable purposes, the Foundation, the Company and Parent desire to accelerate the timing of the Tranche 2 investment for the reasons set forth in an amendment dated on or about the date of this Deed to the Amended and Restated Global Access Commitments Agreement, dated 2 March 2020, among the Foundation, the Company and Parent (which became a party to the agreement through a joinder agreement) (the “Global Access Agreement”).

(G)
Parent and the Company desire for the Company to remain a wholly-owned subsidiary of Parent.  Therefore, rather than have the Foundation provide Tranche 2 as a loan that is immediately convertible into equity of the Company, Parent has requested that the Foundation instead subscribe US$15,000,000 for American Depositary Shares, representing ordinary shares in the capital of Parent pursuant to the terms of a subscription agreement to be entered into by the Foundation and Parent on or about the date of this Deed (the "Subscription Agreement").

(H)	The Company and the Foundation have therefore agreed to terminate the Note Purchase Agreement in accordance with the terms of this Deed.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Deed, unless the context requires otherwise:

"party" or "parties" means a party or parties to this Deed; and

"Termination Date" means the date on which the Subscription Agreement is completed in accordance with its terms.

1.2	The headings in this Deed are included for convenience only and shall be ignored in interpreting this Deed.

2.	TERMINATION OF NOTE PURCHASE AGREEMENT

In consideration of the Foundation entering into the Subscription Agreement and undertaking the obligations contained therein, the Note Purchase Agreement and all rights and obligations of the parties under the Note Purchase Agreement shall terminate with effect from the Termination Date.

3.	RELEASE OF ACCRUED RIGHTS AND CLAIMS

Each party, with effect from the Termination Date, irrevocably and unconditionally releases and discharges the other party from all and any obligations and liabilities it may have under the Note Purchase Agreement and waives all and any rights or claims which it may have or which may accrue to it (whether or not known to it) against the other party arising under or in connection with the Note Purchase Agreement.

4.	GLOBAL ACCESS AGREEMENT

The termination of the Note Purchase Agreement in accordance with the terms of this Deed shall in no way affect the validity of the Global Access Agreement, which shall continue in full force and effect, as amended from time to time in accordance with its terms.

5.	TERMINATION OF THE SUBSCRIPTION AGREEMENT

If closing of the Subscription Agreement does not occur and the Subscription Agreement is terminated in accordance with its terms, this Deed shall terminate and cease to be of any effect.

6.	CONFIDENTIALITY

Each party acknowledges that the circumstances giving rise to the termination of the Note Purchase Agreement and the terms of this Deed are confidential to the parties and agrees that, save with the prior written consent of the other party (such consent not to be unreasonably withheld or delayed), it will not disclose any of such circumstances or terms to any person other than:

(a)	to its professional advisers on terms which preserve confidentiality; or

(b)	pursuant to a requirement imposed:

(i)	by law or any court of competent jurisdiction; or

(ii)	by any securities exchange or any regulatory or governmental body or authority to which that party is subject (whether or not the requirement has the force of law),

provided always that, if disclosure is required to be made pursuant to this paragraph (b), then the party required to make such disclosure shall, so far as reasonably practicable, consult with the other as to the form, nature and extent of the disclosure before making it.

7.	COSTS

Each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Deed.

8.	ENTIRE AGREEMENT

8.1
This Deed contains the entire and only agreement between the parties relating to the subject-matter of this Deed and supersedes all previous agreements (whether written or oral) between the parties relating to that subject-matter.

8.2
Each party acknowledges that, in entering into this Deed, it is not relying on any warranty, representation, undertaking, covenant, assurance, promise or other commitment of any nature whatsoever (whether or not in writing) made or given by or on behalf of the other party which is not expressly set out in this Deed.

9.	VARIATION

No variation of this Deed shall be effective unless it is in writing and signed by or on behalf of each party.

10.	THIRD PARTY RIGHTS

A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

11.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Deed but all the counterparts shall together constitute one and the same instrument.

12.	GOVERNING LAW AND JURISDICTION

12.1	This Deed (and any non-contractual obligations arising out of or in connection with this Deed) shall be governed by and construed in accordance with English law.

12.2
Each party irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including any dispute relating to any non-contractual obligations arising out of or in connection with this Deed or any dispute regarding the existence or validity of this Deed) and that accordingly any proceedings arising out of or in connection with this Deed shall be brought in the courts of England.

12.3
Each party irrevocably submits to the jurisdiction of the English courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

IN WITNESS whereof this document has been executed and delivered as a deed on the date first above written.

EXECUTED AS A DEED
by IMMUNOCORE LIMITED
acting by:

Signature of Director

Print name of Director

Signature of Director

Print name of Director

EXECUTED AS A DEED by BILL & MELINDA GATES FOUNDATION, a charitable trust organised under the laws of the State of Washington, acting by
and                                    who, in accordance with the laws of that territory, are acting under the authority of the charitable trust
Signature(s):
Authorised signatory

Authorised signatory

DEED OF TERMINATION – SIGNATURE PAGE